58963                        60

           FORM S-8 REGISTRATION STATEMENT UNDER

                THE SECURITIES ACT OF 1933

                         Crane Co.
   Exact name of registrant as specified in its charter

     Delaware                                  13-1952290
    State or other jurisdiction of         I.R.S. Employer
     incorporation or organization
     Identification
                              No.

       100 First Stamford Place, Stamford, CT  06902

    Address of principal executive offices  (zip code)

             CRANE CO. RESTRICTED STOCK AWARD PLAN
                   Full title of the plan

    Augustus I. duPont, Vice President, General Counsel and
                           Secretary
  Crane Co., 100 First Stamford Place, Stamford, CT.  06902

            Name and address of agent for service

                        203-363-7300
            Telephone number of agent for service

               CALCULATION OF REGISTRATION FEE
__________________________________________________________
Title of                    Proposed
Proposed                    Maximum    Maximum
Securities  Amount          Offering   Aggregate   Amount of
to be       to be           Price per  Offering
Registration
Registered  Registered(1)(2)Share(3)   Price         Fee
(2)(3)
_____________________________________________________________
__ Common       500,000 shs.    $41.0625  $20,531,250
$7,079.74
Stock par
value $1.00
Per
Share_____________________________________________________

(1) Such additional indeterminable number of shares of Common Stock are hereby registered as may be required by reason of the antidilution provisions of the Crane
      Co. Restricted Stock Award Plan.

(2)   Pursuant to Rule 429 of the General Rules and
Regulations
under the Securities Act of 1933 (the "Rules"), the prospectus material to be utilized in connection with the
offering of securities under this Registration    Statement
is set forth in a combined prospectus which     will also be
used in connection with the offering of      shares of Common
Stock of the registrant registered      under Registration
Statements on Form S-8 file No.33- 22904 (covering 1,000,000
shares for which a  registration fee of $6,063    was paid)
and No. 33-59399   (covering 92,994 shares for   which a
registration fee of    $1,130.36 was paid).  This
Registration
Statement also  constitutes Post-Effective Amendment No. 8 to
Registration Statement No. 33-22904 and Post-     Effective
Amendment No. 1 to Registration Statement No.     33-59399,
and such Post-Effective Amendments shall    hereafter become
effective concurrently with the   effectiveness of this
Registration Statement.
(3) Pursuant to Rule 457(c) and (h) of the Rules the registration fee is calculated on the basis of the average of the high and low prices as reported on the

      New York Stock Exchange-Consolidated Trading on June

      24, 1996.

PART II

Information Required in the Registration Statement

Item. 3.  Incorporation of Documents by Reference.

      The following documents filed by Crane Co. (the
"Company") with the Securities and Exchange Commission (the
"Commission) are incorporated by reference into this Registration Statement:


      1. The Company's Form 10-K, filed with the Commission for the fiscal year ended December 31, 1995 (No. 1-1657).


      2. The Company's Form 10-Q, filed with the Commission for the quarterly period ended March 31, 1996 (No. 1-1657).


      3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.


      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Crane Co. Restricted Stock Award Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act.")

Item 4.  Description of Securities
      The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.
Item 5.  Interests of Named Experts and Counsel.
      The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Company by Augustus I. duPont, Vice President, General Counsel and Secretary of the Company. As of June 24, 1996, Mr. duPont, beneficially owned 10,200 shares of the Company's Common Stock, of which 10,100 shares were granted under the Plan, and held options to purchase 15,000 shares of the Company's Common Stock.
Item 6.  Indemnification of Directors and Officers.
      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.
    Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

    The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

      The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Director of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or ByLaws.

Item 7.  Exemption from Registration Claimed.
      On May 6, 1996 the nine executive officers of the Company were awarded an aggregate of 118,900 shares of the Company's Common Stock under the Plan. To the extent such shares were not previously registered under Registration Statements on Form S-8 No. 33-22904 and No. 33-59399, the issuance of such shares was exempt from registration under the Securities Act by virtue of Section 4(2) thereof. In addition, it is the Company's view that there was no "sale" of the shares subject to such awards within the meaning of
Section 2(3) of the Securities Act.
Item 8.  Exhibits.
      The following exhibits are filed herewith or
incorporated by reference as part of this Registration
Statement:
EXHIBIT NO.        DESCRIPTION
4.1                The Certificate of Incorporation of the
                   Company, as amended through May 7, 1987
                   (incorporated by reference to Exhibit D to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 -Commission File No. 1-1657)

4.2 The By-Laws of the Company, as amended through December 5, 1994 (incorporated by reference to Exhibit A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 -- Commission File No. 1-1657)

4.3                Crane Co. Restricted Stock Award Plan, as
                 amended through May 6, 1996

4.4                Form of Restricted Stock Award Agreement -
                   Incentive Award

4.5                Form of Restricted Stock Award Agreement -
                   Incentive Award-Executive Officer

4.6                Form of Restricted Stock Award Agreement -
                   Time Vesting

5.1 Opinion of Augustus I. duPont, Esq. as to the
                   legality of the shares being registered.
23.1               Consent of Deloitte & Touche LLP,
independent
                   public accountants.

23.2               Consent of Augustus I. duPont, Esq.
(included
                   in opinion filed as Exhibit 5.1)

24.1               Power of Attorney (set forth on the
signature
                   page of this Registration Statement)

Item 9. Undertakings.
(a)  The undersigned registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i)            To include any prospectus required by
Section 10(a)(3) of the Securities Act;

          (ii)           To reflect in the prospectus any
facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)          To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            * * *

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

___________________________________________________________

                         PROSPECTUS
_____________________________________________________________
__

                       524,300 SHARES

                          CRANE CO.

                        Common Stock
                  Par Value $1.00 Per Share

          This Prospectus covers a total of 524,300 shares (the "Shares") of the Common Stock, par value $1.00 per share (the "Common Stock"), of Crane Co. (the "Company") which may be sold from time to time by or for the account of nine persons (collectively, the "Selling Shareholders") who acquired the Shares pursuant to awards under the Crane Co. Restricted Stock Award Plan (the "Restricted Stock Plan").
          The Shares may be sold pursuant to this Prospectus from time to time after the date hereof, subject to certain restrictions on transfer applicable to the Selling Shareholders under the Restricted Stock Plan. Sales will be made at prices and on terms determined at the time of sale, to purchasers directly or by or through brokers, dealers, underwriters or agents who may receive compensation in the form of discounts, commissions or concessions. Whether such sales will be made and the timing and amount of any sale is
discretionary with each Selling Shareholder.      The Selling
Shareholders and any
brokers, dealers, underwriters or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts, commissions or concessions received by any such broker, dealer, underwriter or agent may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds", "Selling Shareholders" and "Plan of Distribution."

          The Common Stock is listed and traded on the New
York Stock Exchange. The last reported sale price of the Common
Stock on the New York Stock Exchange on June 24, 1996 was
$41.00 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        The date of this Prospectus is June 24, 1996.

                      TABLE OF CONTENTS

Available Information ................................12
Information Incorporated by Reference ................13 The
Company...........................................14 Use of
Proceeds.......................................14 Selling
Shareholders..................................14 Plan of
Distribution..................................16
Experts...............................................18
Indemnification.......................................18




                    AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements, and other information, including information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its following regional offices: Room 3190, 230 South Dearborn Street, Chicago, Illinois 60604; and 75 Park Place, 14th Floor, New York, New York 10007. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Common Stock is listed and traded on the New York Stock Exchange, and reports, proxy and information statements, and other information concerning the Company can be inspected at the library of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


               INFORMATION INCORPORATED BY REFERENCE

          Information contained in the following documents is incorporated by reference into this Prospectus:

              1.                                      The Company's
Annual
            Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 1-1657).

              2.                                      The Company's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-1657).
              3.                                      The description
of
            the Common Stock contained in the Registration Statement of the Company filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13 (c), 14 and 15(d) of the Exchange Act after the date of this Prospectus, but prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered by the Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus. Each document incorporated in this Prospectus by reference shall be deemed to be a part of this Prospectus from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Prospectus.

          The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference into this Prospectus, other than certain exhibits to such documents. Requests should be directed to the Office of the Secretary, Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902, telephone (203) 363-7300.
          No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company.

The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer within any jurisdiction to any person to whom such offer would be unlawful.

                         THE COMPANY

        The Company is a diversified manufacturer of engineered industrial products and the nation's largest
American distributor of doors, windows and millwork. Founded in 1855, Crane Co. employs over 10,000 people in North
America, Europe, Asia and Australia.

          The Company's strategy is to grow the earnings of niche businesses with high market share, build an aggressive and committed management team whose interests are directly aligned to those of the shareholders, and maintain a focused, efficient corporate structure.

          The Company's principal executive office is located at 100 First Stamford Place, Stamford, Connecticut 06902, telephone (203) 363-7300.

                       USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares offered under this Prospectus by the Selling Shareholders.
                    SELLING SHAREHOLDERS
          All of the Shares offered hereby are being offered for the account of the persons identified in the following table, who may from time to time sell the Shares covered by this Prospectus, subject to certain restrictions on transfer. See "Plan of Distribution." All of the Shares were acquired pursuant to grants made pursuant to the Restricted Stock Plan. Each of the Selling Shareholders is an executive officer of the Company. The following table sets forth the name and title of each Selling

Shareholder, the number of shares of Common Stock owned by each as of June 1, 1996, the maximum number of Shares to be offered under this Prospectus and the number of shares of Common Stock to be owned by each Selling Shareholder assuming the sale of all of the Shares.

                                      Maximum    Shares
                                      Shares to  Owned After
                         Shares Owned be Offered The Offering
                         as of        under this Assuming
                         June 1, 1996 Prospectus Maximum
Sales
Robert S. Evans
Chairman and
Chief Executive Officer       1,010,152      271,100
739,052* L. Hill Clark
President and
Chief Operating Officer          78,400       78,400
0
Robert J. Muller, Jr.
Executive Vice President        155,097       34,100
120,997
Augustus I. duPont
Vice President -
General Counsel
and Secretary                    10,200       10,100
100
Anthony D. Pantaleoni
Vice President - Health,
Safety and Environmental         19,100       14,000
5,100

Richard B. Phillips
Vice President -
Human Resources                  70,325       16,800
53,525

David S. Smith
Vice President -
Finance and
Chief Financial Officer          58,200       56,700
1,500

Michael L. Raithel
Controller                       86,429       26,900
59,529

Gil A. Dickoff
Treasurer                        17,675       16,200
1,475

     * Constituting 2.43% of the shares of Common Stock outstanding on June 1, 1996.

                    PLAN OF DISTRIBUTION

          It is expected that the Selling Shareholders will sell their respective Shares pursuant to this Prospectus from time to time or at one time, subject to certain restrictions on transfer under the Restricted Stock Plan as discussed below. Whether such sales will be made and the timing and amount of any sales is discretionary with each Selling Shareholder.
          Shares may be sold on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of Shares. The proceeds to the Selling Shareholders from any sale of Shares will be net of any such compensation, and of any expenses to be borne by the Selling Shareholders. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Shareholders or otherwise. The
Company may agree to indemnify any such brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities Act.

          The Selling Shareholders and any brokers, dealers, underwriters or agents that participate with the Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          Awards made under the Restricted Stock Plan may be either performance-based or time-based. Shares granted under performance-based awards are subject to forfeiture if the Company does not achieve certain stock price appreciation goals at measurement dates which are two and a half and five years after the date of grant. Such performance criteria are fixed by the Organization and Compensation Committee (the "Committee") of the Company's Board of Directors when the awards are made. Shares granted under time-based awards are subject to forfeiture only if the employee leaves the employ of the Company prior to the expiration of the vesting period fixed by the Committee on the date of grant, generally the earlier of ten years or attainment of age 65. The table below sets forth, for each Selling Shareholder, the number of Shares currently subject to performance-based restrictions and the number of Shares currently subject to time-based restrictions.

                              Performance
                              -Based         Time-Based
                              Shares         Shares
Robert S. Evans               146,000        125,100
L. Hill Clark                  76,800          1,600
Robert J. Muller, Jr.          29,200          4,900
Augustus I. duPont             10,000            100
Anthony D. Pantaleoni          14,000              0
Richard B. Phillips            16,200            600
David S. Smith                 56,200            500
Michael L. Raithel             24,700          2,200
Gil A. Dickoff                 16,200              0

          Upon termination of a Selling Shareholder's employment with the Company prior to the lapse of the restrictions on transfer, all Shares still subject to restriction will be forfeited. In the event of a Selling Shareholder's retirement, permanent total disability, death or a change in control (as defined in the Restricted Stock
Plan) any and all remaining restrictions with respect to the Shares would lapse.

        The Company has agreed to supply the Selling
Shareholders with reasonable quantities of Prospectuses and the Selling Shareholders shall in all cases be responsible for complying with the prospectus delivery requirements of
Section 5(b)(2) of the Securities Act with respect to sales of Shares made by them.

          Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift such Shares by other means not described herein.

          The Company will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the Shares, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by the Selling Shareholders.

                           EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been incorporated in reliance on the report of Deloitte & Touche LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                          INDEMNIFICATION

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or a witness or is threatened to be made a party or a witness to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

     The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

     The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or ByLaws.

          The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 24th day of June, 1996.
                              CRANE CO.

                              BY:/s/R. S. Evans
                                 R. S. Evans
                                 Chairman of the Board and
Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Augustus I. duPont and Thomas J. Ungerland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                   DATE

/s/R. S. Evans       Chairman of the Board
R.S. Evans           and Chief Executive
                     Officer and a Director      June 24,
1996

/s/D. S. Smith       Vice President Finance and
D.S. Smith           Chief Financial Officer     June 24,
1996

/s/M. L. Raithel     Controller and
M.L. Raithel         Principal Accounting
                     Officer                     June 24,
1996

/s/M. Anathan, III   Director                    June 24, 1996
M. Anathan, III

/s/E. T. Bigelow,Jr. Director                    June 24, 1996
E.T. Bigelow, Jr.

/s/R. S. Forte'__    Director                    June 24, 1996
R.S. Forte'

/s/D. R. Gardner     Director                    June 24, 1996
D.R. Gardner

/s/J. Gaulin         irector                    June 24, 1996
J. Gaulin

/s/D. C. Minton      Director                    June 24, 1996
D.C. Minton

/s/C. J. Queenan,Jr. Director                    June 24, 1996
C.J. Queenan, Jr.

/s/B. Yavitz         Director                    June 24, 1996
B. Yavitz

                         EXHIBIT INDEX


EXHIBIT  DESCRIPTION
Sequentia
NO.                                                    l Page
                                                       No.

4.1      The Certificate of Incorporation of the
         Company, as amended through May 7, 1987
         (incorporated by reference to Exhibit D to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987 -
         Commission File No. 1-1657)

4.2      The By-Laws of the Company, as amended
         through December 5, 1994 (incorporated by reference to Exhibit A to the Company Annual
         Report on Form 10-K for the fiscal year
         ended December 31,1996 -- Commission File
         No. 1-1657)

4.3      Crane Co. Restricted Stock Award Plan, as
24
         amended through May 6, 1996

4.4      Form of Restricted Stock Award Agreement -
32
         Incentive Award

4.5      Form of Restricted Stock Award Agreement -
43
         Incentive Award-Executive Officer

4.6      Form of Restricted Stock Award Agreement -
53
         Time Vesting

5.1      Opinion of Augustus I. duPont, Esq. as to
58
         the legality of the shares being registered

23.1     Consent of Deloitte & Touche LLP,
60
         independent public accountants

23.2     Consent of Augustus I. duPont, Esq.
         (included in opinion filed as Exhibit 5.1)

24.1     Power of Attorney (set forth on the
         signature page of this Registration
         Statement)

                                                  Exhibit 4.3
                          CRANE CO.
                  RESTRICTED STOCK AWARD PLAN
                (As Amended through May 6, 1996)

1.  Purposes of the Plan

       The Restricted Stock Award Plan (the "Plan") for key officers and employees of Crane Co. (the "Company") is intended to attract and retain employees of the Company and its subsidiaries who are and will be contributing to the success of the business; to motivate and reward outstanding employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and to increase their personal interest in its continued success. Accordingly, the Company may, from time to time, on or before May 30, 1998, grant to selected key officers and employees ("Participants") awards of shares of Common Stock par value $1.00, of the Company ("Common Stock") subject to the terms and conditions hereinafter provided.

2.  Administration of the Plan

       This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company or by such other Committee composed of at least three members of the Board of Directors of the Company as may be designated by the Board (the "Committee"); provided, however, if any member of the Committee does not meet the qualifications for an "outside director" established from time to time by Section 162(m) of the Internal Revenue Code of 1986, as amended, and any proposed or future regulations thereunder ("Section 162(m)"), the remaining members of the Committee (but not less than two) shall administer the Plan. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in this Plan or any other plan of the Company or any of its affiliates (other than the 1988 Non-Employee Director Restricted Stock Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or any of its affiliates. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, stockholders and employees.

      The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     Subject to the terms, provisions and conditions of this Plan as set forth herein, the Committee shall have sole discretion and authority:
     (a) to select the key officers and employees to receive awards under the Plan (it being understood that more than one award may be granted to the same person);
     (b) to determine the number of shares to be awarded each recipient;
     (c) to determine the restrictions as to period and the market value threshold applicable to each award;
     (d) to determine the time or times when awards may be granted and any additional terms and conditions which may be placed upon receiving such award; and
     (e) to prescribe the form of agreement, legend or other instruments evidencing any awards granted under this Plan.

     With respect to any outstanding awards, the Committee shall have sole discretion and authority to modify at any time the restriction as to period (as well as any schedule of installments for the lapse thereof), the market value threshold applicable thereto, the terms and conditions placed thereon, and the form of agreement, legend or other instrument evidencing such award provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of any participant under such award except in accordance with the Plan, or any applicable agreement, or applicable law, or with consent of the participant.

3.  Stock Subject to the Plan

     The aggregate number of shares of Common Stock which may be awarded under the Plan shall not exceed 1,000,000 shares; provided, however, effective May 6, 1996 the maximum number of shares which may be awarded under the Plan shall be increased so that the number of shares available for grant under the Plan on and after that date shall be 500,000 shares. Shares to be awarded under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. If any shares of Common Stock awarded under the Plan are reacquired by the
Company in accordance with Section 6(c) of the Plan, such shares shall again become available for use under the Plan and shall be regarded as not having been previously awarded.

4.  Eligibility

     Restricted stock shall be awarded only to key officers and employees of the Company or of a subsidiary of the Company. The term "employees" shall include officers as well as other employees of the Company and its subsidiaries and shall include directors who are also employees of the Company or of a subsidiary of the Company. The maximum number of shares of restricted stock that may be awarded under the Plan to any single individual during a single year shall not exceed 200,000 shares.

5.  Awards and Certificates

     (a) The prospective recipient of an award of restricted stock shall not, with respect to such award, be deemed to have become a participant or to have any rights with respect to such award until and unless such recipient shall have executed an agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

     (b) Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of
     Crane Co.,    100 First Stamford Place, Stamford, CT
     06902."

     (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

     (e) Recipients of awards under this Plan are not required to make any payment or provide consideration other than the rendering of services.

   (f) The Committee will have the discretion, as to any award, to award a separate cash amount, payable to the participant at the time when the forfeiture restrictions on the restricted stock lapse or at such earlier time as a participant may elect to be taxed with respect to such restricted stock equal to (i) the federal income tax and golden parachute excise tax (if any) payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

6.  Restrictions and Forfeitures

     The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

     (a) Subject to subparagraph (d) hereof, commencing with the date of each award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan until the expiration of the period set by the Committee or until the Common Stock attains a threshold market value established by the Committee at the date of the award, whichever is earlier. Within these limits the Committee may provide at the time of the award for the lapse of such restrictions in installments where deemed appropriate.

     (b) Except as provided in Section 6(a), the participant shall have with respect to the restricted stock all of the rights of a shareholder of the Company, including the right to vote the shares and receive dividends and other distributions.

   (c) Subject to the provisions of Section 6(d), unless otherwise determined by the Committee, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company.
      (d)  In the event of a participant's retirement,
permanent total disability, or death or in the event of a change in control, all remaining restrictions will lapse with respect to such participant's restricted stock. In addition, in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's restricted stock. For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of 20% or more of the Company's Common Stock calculated as provided in paragraph
(d) of said Rule 13d-3, (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company (vi) the date upon which the individuals who constitute the Board of Directors of the Company (the "Board") as of April 25, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date who election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

     (e)  Notwithstanding the other provisions of this
Section 6, the Committee may adopt rules which would permit a gift by a participant of restricted stock to a spouse, child, stepchild, grandchild or legal dependent or to a trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.
    (f) Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

     (g) Nothing in this Section 6 shall preclude a participant from exchanging any restricted stock for any other shares of Crane Common Stock that are similarly restricted.

7.  Termination and Amendment

     The Board of Directors may amend, suspend or terminate the Plan at any time, provided that no such modification without the approval of shareholders shall:

     (a) materially increase the benefits accruing to participants under the Plan or materially increase the maximum number of shares of Common Stock which are available for awards under the Plan;

     (b) extend the period during which awards may be granted under the Plan beyond May 30, 1998; or

     (c) impair the rights of any participant under any then outstanding award, except in accordance with the Plan or any applicable agreement or applicable law or with consent of the participant; or otherwise materially change the requirements for eligibility under the Plan, except that any such increase or modification that results from adjustments authorized by
Section 8(a) does not require such approval.

8.  Miscellaneous

     (a) In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock splits, distributions or dividends, the number of shares for which awards of restricted stock may be granted under this Plan shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change.

     (b)  No employee or other person shall have any claim or
right to be granted shares of restricted stock under the
Plan, and neither the Plan nor any action taken thereunder
shall be construed as giving any participant, recipient,
employee or other person any right to be retained in the
employ of the Company.
     (c)  Income realized as a result of an award of
restricted stock shall not be included in the participant's
earnings for the purpose of any benefit plan in which the
participant may be enrolled or for which the participant may become eligible unless otherwise specifically provided for in such plan.
     (d)  The Company shall have the right to require the
participant to pay to the Company the cash amount of any
taxes which the Company is required to withhold provided that anything contained herein to the contrary notwithstanding,
the committee may accept stock received in connection with
the award being taxed or otherwise previously acquired in
satisfaction of withholding requirements.
     (e)  Each award of restricted stock shall be evidenced
by a written agreement, executed by the employee and the
Company, containing such restrictions, terms and conditions
as the Committee may require.
9.  Term of Plan
     This Plan shall be submitted to the shareholders of the
Company at the Annual Meeting in 1988 and, if approved by the shareholders, shall become effective April 25, 1988.  No
shares shall be awarded under the Plan after May 30, 1998.
                                             Exhibit 4.4
         RESTRICTED STOCK AGREEMENT-INCENTIVE AWARD
     UNDER THE RESTRICTED STOCK AWARD PLAN OF CRANE CO. BETWEEN CRANE
                   CO. AND
                       (participant)

                  DATED AS OF MAY 6, 1996

In recognition of the valued services performed by (participant) (the "Participant") for Crane Co. and its subsidiaries and as an incentive for continued performance, Crane Co. (the "Corporation"), through the Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant certain shares of restricted stock under the terms of the Restricted Stock Award Plan of Crane Co. (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section 5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

          (a) "Fair Market Value" as of any day shall, for all purposes, mean the average of the high and low prices of the Crane Common Stock, par value $1.00 (the "Crane Shares") as reported in the New York Stock Exchange--Composite Transactions for that day or, if not listed thereon, on such other exchange as it may be listed, or if traded only in the over-the-counter market, the average of the bid and asked on that day, or if no sale or bid for the Crane Shares has been recorded on such day, then on the next preceding day on which a sale or bid was so made.
          (b) "Grant Price" shall mean $41.38 per share. In the event that there is an increase in the number of issued Crane Shares by reason of stock dividends distributions, recapitalizations, or split-ups, the Grant Price shall promptly after such event be
      decreased in proportion to such increase in issued Crane Shares that occurred as a result of such event.

               Conversely, in case the issued Crane Shares shall be combined into a smaller number of Crane Shares, the Grant Price shall be promptly after such event increased in proportion to such decrease in issued Crane Shares that has occurred as a result of such event. In the event of any merger, consolidation, reorganization, liquidation in part or in whole, spinoff, spinout, or extraordinary distribution or dividend on Crane Shares whether in cash, debt obligations of the Corporation or other personal property of any kind, the Committee may make such adjustment in the Grant Price as the Committee in its reasonable discretion deems appropriate.

          (c) "Restriction Period" shall mean a period commencing on the date of the award and ending on May 6, 2001.

          (d) "Change-in-Control" shall have the meaning set forth in Section 6(d) of the Plan.

          (e) "Permanent Total Disability" shall mean wholly and permanently prevented from engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

          (f) "Retirement" shall mean "Normal Retirement" as defined in Crane Co.'s Pension Plan for Non-
          Bargaining Employees ("Crane Pension Plan").

          (g)  "Test Date" shall mean (i) for purposes of
          Section 3(a)(i) of this Agreement - November 6,
          1998; and (ii) for purposes of Sections 3(a)(ii) and 3(a)(iii) of this Agreement - May 6, 2001.

          (h)  "Start Date" shall mean (i) for purposes of
          Section 3(a)(i) and 3(a)(iii) of this Agreement -
          May 6, 1996 and for purposes of Section 3(a)(ii) of this Agreement - November 6, 1998.

          (i) "Crane Total Return" for any period shall mean the total return on the Crane Shares over the period commencing on the Start Date and ending on the Test

Date specified for that period and shall be calculated as
          follows:
          Crane Total Return = (B/A)-1
                    A    The average of the Fair Market
               Values of the Crane Shares as reported in the New York Stock Exchange Composite Transactions over a period of twenty trading days beginning with, and including, the Start Date ("Starting Period"). If an ex-dividend date for a non-cash dividend on the Crane Shares occurs during the Starting Period, the value of such dividend (determined in accordance with principles (ii), (iii) and (iv) below) to be utilized for the purpose of calculating ("D") shall be added to the Fair Market Values of the Crane Shares during the Starting Period on and after such exdividend date.
                    B   = C x D
                    C    The average of the Fair Market
               Values of the Crane Shares as reported in the New York Stock Exchange Composite Transactions over the period of twenty trading days which immediately precede the Test Date ("Testing Period").
                    D    The number of Crane Shares that
               would have been owned on the Test Date
               assuming one such Crane Share had been owned on the Start Date and all dividends and distributions, whether in cash, in kind, or in debt or equity securities of the Corporation, subsequent to the Start Date had been reinvested in Crane Shares.
             For the purpose of calculating "D":
                    (i)  the amount of each dividend shall be
               assumed to have been reinvested by acquiring
               Crane Shares at their closing price on the relevant ex-dividend date;

                    (ii) the amount of a dividend paid in
               marketable securities (such as spin-offs of subsidiary stock) shall be deemed to be the closing price of such securities in the relevant market therefor on the relevant ex-dividend date;

               (iii) the amount of a dividend paid other than in cash or marketable securities, shall be deemed to be the fair market value of the asset transferred as at the relevant ex-dividend date; and

                    (iv) no allowance shall be made for tax
               or transaction costs.

          (j) "S&P 500 Total Return" for any period shall mean shall mean the total return on the S&P 500
          Stock Index (the "Index") over the period commencing on the Start Date and ending on the Test
          Date specified for that period and shall be calculated as follows:

          S&P 500 Total Return = (X/W)-1

                         W   =     The average of the Closing
                    Prices of the Index over the Starting
                    Period
                       X   =     Y x Z
                         Y   =     The average of the Closing
                    Prices of the Index over the Testing
                    Period
                         Z   =     The number of units of the
                    Index that would have been owned on the
                    Test Date assuming one unit was owned on
                    the Start Date and all dividends on the
                    Index subsequent to the Start Date (as
                    calculated and published by Standard &
                    Poors) were reinvested in further units
                    of the Index.
          For the purpose of calculating "Z":
                    (i)  the total amount of dividends on the
               Index during each calendar month shall be
               assumed to be reinvested by acquiring further
               units of the Index at the average monthly
               price of the Index on the last business day of
               that month;
               (ii) dividends on the Index during the
calendar
               month in which the Test Date falls shall be prorated through the Test Date and shall be assumed to be reinvested by acquiring further units of the Index at the closing price of the Index on the Test Date; and

         (iii)no allowance shall be made for tax or transaction costs;


2.  AWARD OF CRANE SHARES.

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards (No. of Shares) Crane Shares (the "Restricted Stock") to the Participant (in the aggregate the "Full Grant of Restricted Stock").

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Shares are subject to forfeiture and may not be sold, transferred, assigned or pledged (the "Restrictions"). The
     Restrictions on the Restricted Stock shall automatically lapse:

               (i) On up to fifty percent (50%) of the Restricted Stock awarded hereunder on November 6, 1998 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return and (ii) the Fair Market Value of a Crane Share shall exceed the Grant Price, in which case the restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500 Total Return as follows:

               % By Which Crane
               Total Return        % of Full Grant of
Exceeds the S&P     Restricted Stock on Which
               500 Total Return    Restrictions Lapse
               1                   5
               2                   10
               3                   15
               4                   20
               5                   25
               6                   30
               7                   35
               8                   40
               9                   45
               10                  50

               (ii) On up to fifty percent (50%) of the Restricted Stock awarded hereunder on May 6, 2001 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return; and (ii) the Fair Market

                         Value of a Crane share shall exceed
               the Grant Price, in which case the
               Restrictions on 5% of the Full Grant of
               Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500 Total Return as follows:

               % By Which Crane
                    Total Return        % of Full Grant of
                    Exceeds the S&P     Restricted Stock on
which
               500 Total Return    Restrictions Lapse

               1                   5
               2                   10
               3                   15
               4                   20
               5                   25
               6                   30
               7                   35
               8                   40
               9                   45
               10                  50

               (iii)     On up to one hundred percent (100%)
of
               the Restricted Stock awarded hereunder on May 6, 2001, if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return; and (ii) the Fair Market Value of a Crane Share shall exceed the Grant Price, in which case the restrictions on 10% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P Total Return as follows:


               % By Which Crane
               Total Return       % of Full Grant of
               Exceeds the S&P    Restricted Stock on
               which 500 Total Return   Restrictions
               Lapse

               1                   10
               2                   20
               3                   30
               4                   40
               5                   50
               6                   60
               7                   70
               8                   80
               9                   90
               10                  100

     provided however, all percentages of the Full Grant of Restricted Stock on which restrictions have lapsed by reason of either Section 3(a)(i) or 3(a)(ii) shall be credited against any percentage of the Full Grant of Restricted Stock on which Restrictions may lapse by reason of this Section 3(a)(iii).

               (iv)      In the event of the Participant's
               Retirement, Permanent Total Disability, or death or in the event of a Change In Control;
               or

               (v)       as may be otherwise provided under
               the terms of the Plan.

     At the end of the Restriction Period, all Restricted Shares as to which the Restrictions shall not have lapsed by reason of the operation of clauses (i) through
     (iv) of the foregoing sentence shall be forfeited and the Participant shall be required to return all applicable stock certificates to the Corporation.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Crane
     Shares and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted
Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902.

5.  TERMINATION OF EMPLOYMENT.

Except as provided in Section 3(a) (iv) of this Restricted
Stock Agreement and Section 6(d) of the Plan, the
Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Shares as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

          (a)  The Participant agrees to be bound by all
          terms and   provisions of the Plan, receipt of a
          copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

          (b)  The Participant agrees to provide the
          Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Shares are then listed, or of any applicable federal, state or other law.

          (c) The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Shares awarded hereunder or Shares otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.
In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period (as well as any schedule of installments for the lapse thereof), the Restrictions, Grant Price, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.

This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
The Committee may adopt rules which provide that the stock certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such Shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.
10.  AMENDMENT.
The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

                              CRANE CO.
                              By:   __________________
                                 R. S. Evans
                                 Chairman &
                                 Chief Executive
Officer


________________
(name)


Signed this     day of
May, 1996.
                                             Exhibit
4.5
         RESTRICTED STOCK AGREEMENT-INCENTIVE AWARD
     UNDER THE RESTRICTED STOCK AWARD PLAN OF CRANE
     CO.
                   BETWEEN CRANE CO. AND
                        (participant)
                   DATED AS OF MAY 6, 1996

In recognition of the valued services performed by (participant) (the "Participant") for Crane Co. and its subsidiaries and as an incentive for continued performance, Crane Co. (the "Corporation"), through the Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant certain shares of restricted stock under the terms of the Restricted Stock Award Plan of Crane Co. (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section 5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.
1.  DEFINITIONS.
For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:
          (a) "Fair Market Value" as of any day shall, for all purposes, mean the average of the high and low prices of the Crane Common Stock, par value $1.00 (the "Crane Shares") as reported in the New York Stock Exchange--Composite Transactions for that day or, if not listed thereon, on such other exchange as it may be listed, or if traded only in the over-the-counter market, the average of the bid and asked on that day, or if no sale or bid for the Crane Shares has been recorded on such day, then on the next preceding day on which a sale or bid was so made.
          (b) "Grant Price" shall mean $41.38 per share. In the event that there is an increase in the number of issued Crane Shares by reason of stock dividends distributions, recapitalizations, or split-ups, the Grant Price shall promptly after such event be decreased in proportion to such increase in issued Crane Shares that occurred as a result of such event.
               Conversely, in case the issued Crane Shares
          shall be combined into a smaller number of Crane Shares, the Grant Price shall be promptly after such event increased in proportion to such decrease in issued Crane Shares that has occurred as a result of such event. In the event of any merger, consolidation, reorganization, liquidation in part or in whole, spinoff, spinout, or extraordinary distribution or dividend on Crane Shares whether in cash, debt obligations of the Corporation or other personal property of any kind, the Committee may make such adjustment in the Grant Price as the Committee in its reasonable discretion deems appropriate.
          (c) "Restriction Period" shall mean a period commencing on the date of the award and ending on May 6, 2001.
          (d) "Change-in-Control" shall have the meaning set forth in Section 6(d) of the Plan.
          (e) "Permanent Total Disability" shall mean wholly and permanently prevented from engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.
          (f) "Retirement" shall mean "Normal Retirement" as defined in Crane Co.'s Pension Plan for Non-Bargaining Employees ("Crane Pension Plan").
          (g)  "Test Date" shall mean (i) for purposes of
          Section 3(a)(i) of this Agreement - November 6, 1998; and (ii) for purposes of Sections 3(a)(ii) and 3(a)(iii) of this Agreement - May 6, 2001.
          (h)  "Start Date" shall mean (i) for purposes of
          Section 3(a)(i) and 3(a)(iii) of this Agreement - May 6, 1996 and for purposes of Section 3(a)(ii) of this Agreement - November 6, 1998.
          (i) "Crane Total Return" for any period shall mean the total return on the Crane Shares over the period commencing on the Start Date and ending on the Test Date specified for that period and shall be calculated as follows:
          Crane Total Return = (B/A)-1
                    A    The average of the Fair Market
               Values of the Crane Shares as reported in the New York Stock Exchange Composite Transactions over a period of twenty trading days beginning with, and including, the Start Date ("Starting Period"). If an ex-dividend date for a non-cash dividend on the Crane Shares occurs during the Starting Period, the value of such dividend (determined in accordance with principles (ii), (iii) and (iv) below) to be utilized for the purpose of calculating ("D") shall be added to the Fair Market Values of the Crane Shares during the Starting Period on and after such exdividend date.
                    B   = C x D
                    C    The average of the Fair Market
               Values of the Crane Shares as reported in the New York Stock Exchange Composite Transactions over the period of twenty trading days which immediately precede the Test Date ("Testing Period").
                    D    The number of Crane Shares that
               would have been owned on the Test Date
               assuming one such Crane Share had been owned on the Start Date and all dividends and distributions, whether in cash, in kind, or in debt or equity securities of the Corporation, subsequent to the Start Date had been reinvested in Crane Shares.
             For the purpose of calculating "D":
                    (i)  the amount of each dividend shall be
               assumed to have been reinvested by acquiring
               Crane Shares at their closing price on the relevant ex-dividend date;
                    (ii) the amount of a dividend paid in
               marketable securities (such as spin-offs of subsidiary stock) shall be deemed to be the closing price of such securities in the relevant market therefor on the relevant ex-dividend date;

               (iii) the amount of a dividend paid other than in cash or marketable securities, shall be deemed to be the fair market value of the asset transferred as at the relevant ex-dividend date; and

                    (iv) no allowance shall be made for tax
               or transaction costs.

          (j) "S&P 500 Total Return" for any period shall mean shall mean the total return on the S&P 500 Stock Index (the "Index") over the period commencing on the Start Date and ending on the Test Date specified for that period and shall be calculated as follows:
          S&P 500 Total Return = (X/W)-1
                         W   =     The average of the Closing
                    Prices of the Index over the Starting
                    Period
                       X   =     Y x Z
                         Y   =     The average of the Closing
                    Prices of the Index over the Testing
                    Period
                         Z   =     The number of units of the
                    Index that would have been owned on the
                    Test Date assuming one unit was owned on the Start Date and all dividends on the Index subsequent to the Start Date (as calculated and published by Standard & Poors) were reinvested in further units of the Index.
          For the purpose of calculating "Z":
                    (i)  the total amount of dividends on the
               Index during each calendar month shall be assumed to be reinvested by acquiring further units of the Index at the average monthly price of the Index on the last business day of that month;
                    (ii) dividends on the Index during the
               calendar month in which the Test Date falls shall be prorated through the Test Date and shall be assumed to be reinvested by acquiring further units of the Index at the closing price of the Index on the Test Date; and

                         (iii)no allowance shall be made for
                    tax or transaction costs;

2.  AWARD OF CRANE SHARES.

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards (no. of shares) Crane Shares (the "Restricted Stock") to the Participant (in the aggregate the "Full Grant of Restricted Stock").

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Shares are subject to forfeiture and may not be sold, transferred, assigned or pledged (the "Restrictions"). The
     Restrictions on the Restricted Stock shall automatically lapse only as follows:

               (i) On up to fifty percent (50%) of the Restricted Stock awarded hereunder on November 6, 1998 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return and (ii) the Fair Market Value of a Crane Share
               shall exceed the Grant Price, in which case
               the restrictions on 5% of the Full Grant of
               Restricted Stock will lapse for each 1% by
               which the Crane Total Return exceeds the S&P
               500 Total Return as follows:
               % By Which Crane
                  Total Return          % of Full Grant of
Exceeds the S&P   Restricted Stock on Which
               500 Total Return    Restrictions Lapse

               1                   5
               2                   10
               3                   15
               4                   20
               5                   25
               6                   30
               7                   35
               8                   40
               9                   45
               10                  50

               (ii) On up to fifty percent (50%) of the Restricted Stock awarded hereunder on May 6, 2001 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return; and (ii) the Fair Market Value of a Crane share shall exceed the Grant Price, in which case the Restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500 Total Return as follows:

               % By Which Crane
               Total Return        % of Full Grant of
               Exceeds the S&P     Restricted Stock on which
               500 Total Return    Restrictions Lapse

               1                   5
               2                   10
               3                   15
               4                   20
               5                   25
               6                   30
               7                   35
               8                   40
               9                   45
               10                  50

               (iii) On up to one hundred percent (100%) of the Restricted Stock awarded hereunder on May 6, 2001, if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return; and (ii) the Fair Market Value of a Crane Share shall exceed the Grant Price, in which case the restrictions on 10% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P Total Return as follows:

               % By Which Crane
               Total Return       % of Full Grant of
               Exceeds the S&P    Restricted Stock on Which
               500 Total Return   Restrictions Lapse

               1                   10
               2                   20
               3                   30
               4                   40
               5                   50
               6                   60
               7                   70
               8                   80
               9                   90
               10                  100

     provided however, all percentages of the Full Grant of Restricted Stock on which restrictions have lapsed by reason of either Section 3(a)(i) or 3(a)(ii) shall be credited against any percentage of the Full Grant of Restricted Stock on which Restrictions may lapse by reason of this Section 3(a)(iii); or

               (iv)      In the event of the Participant's
               Retirement, Permanent Total Disability, or death or in the event of a Change In Control.

     The restrictions applicable to the Restricted Stock shall not lapse for any reason other than those described in clauses (i) through (iv) above. At the end of the Restriction Period, all Restricted Shares as to which the Restrictions shall not have lapsed by reason of the operation of clauses (i) through (iv) of the foregoing sentence shall be forfeited and the Participant shall be required to return all applicable stock certificates to the Corporation.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Crane
     Shares and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted
Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902.

5.  TERMINATION OF EMPLOYMENT.

Except as provided in Section 3(a) (iv) of this Restricted
Stock Agreement and Section 6(d) of the Plan, the
Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Shares as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

          (a)  The Participant agrees to be bound by all
          terms and   provisions of the Plan, receipt of a
          copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.
          (b)  The Participant agrees to provide the
          Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Shares are then listed, or of any applicable federal, state or other law.

          (c) The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Shares awarded hereunder or Shares otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.
In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant.
This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.
9.  DELIVERY.
All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such Shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

                              CRANE CO.
                              By:   __________________
                              R. S. Evans
                              Chairman &
                              Chief Executive Officer

________________
(name)
Signed this     day of
May, 1996.

                                        Exhibit 4.6
            RESTRICTED STOCK AGREEMENT-TIME VESTING
     UNDER THE RESTRICTED STOCK AWARD PLAN OF CRANE
     CO.
                   BETWEEN CRANE CO. AND
                           (name)
                   DATED AS OF MAY 6, 1996

In recognition of the valued services performed by (name) (the "Participant") for Crane Co. and its subsidiaries and as an incentive for continued performance, Crane Co. (the "Corporation"), through the Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant certain shares of restricted stock under the terms of the Restricted Stock Award Plan of Crane Co. (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section 5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

          (a) "Restriction Period" shall mean a period commencing on the date of the award and ending on May 6, 2006.

          (b) "Change-in-Control" shall have the meaning set forth in Section 6(d) of the Plan.

          (c) "Permanent Total Disability" shall mean wholly and permanently prevented from engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

          (d) "Retirement" shall mean "Normal Retirement" as defined in Crane Co.'s Pension Plan for Non-
          Bargaining Employees ("Crane Pension Plan").

2.  AWARD OF CRANE SHARES.

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards (NO. (no. of shares) shares (the "Restricted Stock") of
Crane Co. common stock, par value $1.00 ("Crane Shares") to the Participant.

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Stock is subject to forfeiture and may not be sold, transferred, assigned or pledged (the "Restrictions"). The
     Restrictions on the Restricted Stock shall automatically lapse:

               (i) when the participant reaches age 65, or on May 6, 2006, whichever is earlier; provided however in the event the Plan participant requests early retirement or otherwise leaves the employ of the Corporation, the Committee may, upon the Participant's request and in the Committee's sole discretion, waive or revise this provision to permit the lapse of Restrictions on all or a portion of the Restricted Stock awarded hereunder on or prior to such early retirement or other departure from the employ of the Corporation;

               (ii)      in the event of the Participant's
               Retirement, Permanent Total Disability, or death or in the event of a Change-in-Control;
               or

               (iii)     as may be otherwise provided under
               the terms of the Plan.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Restricted Stock and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):
     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902."
5.  TERMINATION OF EMPLOYMENT.
Except as otherwise provided for in Section 3(a) of this Restricted Stock Agreement and Section 6(d) of the Plan, the Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Stock as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.
6.  COVENANTS.
          (a)  The Participant agrees to be bound by all
          terms and   provisions of the Plan, receipt of a
          copy of which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.
          (b)  The Participant agrees to provide the
          Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Crane Shares are then listed, or of any applicable federal, state or other law.

          (c) The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Stock awarded hereunder or Crane Shares otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.
In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period), the Restrictions, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.
This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Crane Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Restricted Stock may be held in custody by a bank or other institution, or that the Corporation may itself hold such Restricted Stock in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock covered by such award.

10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

                              CRANE CO.
                              By:____________________________
Chairman and Chief Executive
Officer
_____________________
(name)
Signed this       day of May, 1996

                                        Exhibit
5.1
June 24, 1996
Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

      Reference is made to the Registration Statement on Form
S-8, to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 500,000 additional common shares of the Registrant to be issued under the Crane Co. Restricted Stock
Award Plan (the "Plan").

      In connection with the said filing, the undersigned has examined copies of the following:


      1.    The Certificate of Incorporation of the
Registrant
            and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

      2.    The By-Laws of the Registrant.

      3. The Minutes of meetings of the Board of Directors and of the Shareholders of the Registrant adopting and ratifying the Plan, and amendments thereto.

      4. The Crane Co. Restricted Stock Award Plan, as amended through May 6, 1996.

      5. Registration Statements on Form S-8 No. 33-22904 and No. 33-59,399.

      6. The Registration Statement to which this Document is an exhibit.

      Based on the foregoing documents and upon examination of such other records, documents and matter of law as deemed necessary, the undersigned is of the opinion that:

      1. The Registrant is a corporation duly organized and
            validly existing under the laws of the State of Delaware.

      2. The 500,000 additional Common Shares of the Registrant authorized, for issuance under the Plan have been duly authorized, and such Shares, when issued by the Registrant in accordance with the terms and conditions of the Plan will be validly issued, fully paid, nonassessable and, subject to the provisions of the Plan and the various Restricted Stock Agreements with respect to the lapse of restrictions thereon, freely transferable.

      The undersigned presently owns 10,200 shares of the Registrant's common stock, including 10,100 restricted shares and holds options for 15,000 common shares under the Plan. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name under the caption "Legal Opinion" in any prospectus materials to be used in connection therewith.
                                     Very truly yours,
                                     ____________________
                                     /s/ Augustus I. duPont

                                                   Exhibit
23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 of our reports dated January 12, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co.
for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP
Stamford, Connecticut
June 24, 1996